UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2005

LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791
(State or other	(Commission file number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

1441 Broadway, New York, New York, 10018
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (212) 354-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 7, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Liz Claiborne, Inc. (the “Company”) took action pursuant to the terms of the shareholder approved, Liz Claiborne, Inc. 2002 Stock Incentive Plan (the “2002 Plan”), awarding shares of restricted stock to certain Company employees.

The restricted stock awarded on March 7, 2005 vests in 50% increments on the second and third anniversary of grant, subject to certain terms and conditions under the 2002 Plan, including forfeiture of the unvested award if the award recipient is not continuously employed by the Company through the applicable vesting dates, including as a result of the recipient’s death, disability or retirement. Dividends related to these restricted stock shares are reinvested and delivered in stock on each respective vesting date for the related underlying shares.

Company employees who were awarded Restricted Stock include the following Executive Officers: Angela Ahrendts – 10,000 shares; Larry McClure – 4,000 shares; Michael Scarpa – 4,000 shares; and Trudy Sullivan – 10,000 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Dated: March 11, 2005	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Vice President, Deputy General Counsel and Secretary